UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): March 8, 2005

Dayton Superior Corporation

(Exact name of Registrant as specified in its charter)

Ohio	1-11781	31-0676346
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

7777 Washington Village Drive, Dayton, Ohio	45459
(Address of principal executive offices)	(Zip code)

937-428-6360
(Registrant’s telephone number including area code)

Not applicable
(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
SIGNATURES

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective March 8, 2005, Dayton Superior Corporation’s Board of Directors appointed John A. Ciccarelli as President and Chief Executive Officer of the company on an interim basis, to replace Mr. Stephen R. Morrey who ceased to be President, Chief Executive Officer, and Director of the company on March 7, 2005. Mr. Ciccarelli, age 65, also will continue as Chairman of the Board of Directors, a position he has held since 2000. Mr. Ciccarelli has been a director since 1994 and was President and Chief Executive Officer of the company from 1989 until 2002. During 2004, Mr. Ciccarelli was a party to an Amended and Restated Employment Agreement dated July 15, 2002, with Dayton Superior Corporation (a copy of which was filed with the Securities and Exchange Commission as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 27, 2002) that expired in accordance with its terms on December 31, 2004.

The Company intends to enter into an Employment Agreement with Mr. Ciccarelli with respect to his service as interim President and Chief Executive Officer; however, the material terms have not yet been determined. At such time as such terms have been determined, the Company will amend this Form 8-K within four business days to include such information.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DAYTON SUPERIOR CORPORATION

Date:	March 11, 2005	By: /s/ Edward J. Puisis Edward J. Puisis Vice President and Chief Financial Officer